Exhibit 10.22

Third Forbearance Agreement

This Third Forbearance Agreement is made by and between Summit Financial Resources, L.P., a Hawaii limited partnership ("Summit"), Artisanal Cheese, LLC, a New York limited liability company ("Client"), American Home Food Products, Inc., a New York corporation ("AFP"), and Daniel W. Dowe, an individual ("Dowe") (AFP and Dowe are collectively referred to as "Guarantors").

RECITALS

1.           Summit and Client have entered into a Financing Agreement dated February 19, 2009, and an Addendum to Financing Agreement (Inventory Financing) dated February 19, 2009 (collectively, the "Financing Agreement").

2.           Pursuant to the Financing Agreement, Summit has been granted a security interest in, among other things, the accounts, inventory, and equipment of Client to secure the obligations of Client under the Financing Agreement.

3.           AFP guaranteed the obligations of Client under the Financing Agreement pursuant to a certain Guarantee executed by AFP on or about February 19, 2009 (the "AFP Guarantee").

4.           Dowe guaranteed certain obligations of Client under the Financing Agreement pursuant to a certain Guarantee executed by Dowe on or about February 19, 2009 (the "Dowe Guarantee") (the AFP Guarantee and the Dowe Guarantee are collectively referred to as the "Guarantees").

5.           Events of Default occurred under the Financing Agreement, and on or about June 3, 2009, Summit, Client, and Guarantors entered into a Forbearance Agreement (the "First Forbearance Agreement").

6.           Pursuant to the terms of the First Forbearance Agreement, Summit agreed to forbear from exercising its rights and remedies under the Financing Agreement until July 3l, 2009, subject to the terms and conditions set forth in the First Forbearance Agreement.

7.           Events of Default continued to exist under the Financing Agreement after July 31, 2009, and events of default occurred under the First Forbearance Agreement; and on or about August 13, 2009, Summit, Client, and Guarantors entered into a Second Forbearance Agreement (the "Second Forbearance Agreement").

8.           Pursuant to the terms of the Second Forbearance Agreement, Summit agreed to forbear from exercising its rights and remedies under the Financing Agreement until November 9, 2009, subject to the terms and conditions set forth in the Second Forbearance Agreement.

9.           As of the date hereof, Events of Default under the Financing Agreement continue to exist and events of default have occurred under the Second Forbearance Agreement. Summit, Client, and Guarantors have reached an agreement wherein, in exchange for the considerations provided herein, Summit has agreed to further forbear from exercising its rights and remedies under the Financing Agreement and the Guarantees until February 15, 2010. This Third Forbearance Agreement sets forth the terms and conditions of that agreement.

Artisanal Cheese, LLC
11/12/2009

AGREEMENT

For good and valuable consideration, receipt of which is hereby acknowledged, Summit, Client, and Guarantors agree as follows:

1.             Definitions. Capitalized terms used in this Third Forbearance Agreement which are defined in the Financing Agreement shall have the same meaning as provided in the Financing Agreement, except as otherwise expressly provided herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2.             Acknowledgments. Client and Guarantors acknowledge and agree:

a.           The Financing Agreement, the Guarantees, and all other agreements and documents executed in connection with the Financing Agreement (collectively, the "Financing Documents") have been duly executed and delivered by all parties thereto and are legal, valid, and binding obligations of Client and Guarantors, as the case may be, enforceable in accordance with their respective terms.

b.           The following Events of Default have occurred and are existing (the "Existing Events of Default"): Client has failed to provide satisfactory evidence to Summit that the Client Affiliate Past Due Taxes have been paid in full or otherwise subordinated to Summit in a manner acceptable in Summit's sole discretion.

c.           As of November 9, 2009, the outstanding balance owing pursuant to the Financing Agreement is the sum of (i) three hundred twenty-one thousand six hundred twenty and 09/100 dollars ($321,620.09) for Outstanding Advances on Accounts, plus (ii) eight hundred sixty-four and 14/100 dollars ($864.14) for accrued interest on Outstanding Advances on Accounts, plus (iii) three thousand six hundred seventy-four and 86/100 dollars ($3,674.86) for accrued fees related to Advances on Accounts, plus (iv)"one “hundred thirty-six thousand three hundred ninety-two dollars ($136,392.00) for outstanding advances on Acceptable Inventory, plus (v) four hundred forty-six and 12/100 dollars ($446.12) for accrued interest on outstanding advances on Acceptable Inventory, plus (vi) two thousand five and 38/100 dollars ($2,005.38) for accrued fees related to advances on Acceptable Inventory.

d.           The aforesaid outstanding balance, together with other expenses of Summit, including, without limitation, reasonable attorneys fees, as provided in the Financing Documents, (collectively, the "Balance Owing") are due and owing, and there is no defense to or offset against payment of such amounts.

e.           AFP is jointly and severally liable for the aforesaid amounts pursuant to the AFP Guarantee.

f.           Dowe is jointly and severally liable for the aforesaid amounts so far as such amounts are owing by Dowe pursuant to the Dowe Guarantee.

Artisanal Cheese, LLC
11/12/2009

3.             Terms of Forbearance. Summit hereby agrees that it will continue to forbear and not exercise its rights and remedies under the Financing Documents and at law against Client and Guarantors until February 15, 2010, subject to the following terms and conditions:

a.           Post Default Advances. Client and Guarantors hereby acknowledge and agree that the Financing Agreement provides that the obligation of Summit to advance any additional funds pursuant to the Financing Agreement shall, at the sole discretion of Summit, terminate upon the occurrence of an Event of Default. Client and Guarantors further acknowledge and agree that Summit may, in its sole discretion and without any obligation to do so, elect to continue to make advances pursuant to the Financing Agreement ("Post-Default Advances") and that (i) Summit may terminate making Post-Default Advances at any time, in Summit's sole discretion, and without any notice to Client, (ii) Client has no right to receive Post-Default Advances, (iii) any Post-Default Advance made shall not be construed as a course of dealing or conduct between Summit and Client creating any further obligation of Summit to make additional Post-Default Advances, and (iv) all Post-Default Advances shall be subject to the terms and conditions of the Financing Agreement as modified herein.

b.           Forbearance Fee. Upon the execution and delivery of this Third Forbearance Agreement, Client shall pay to Summit a forbearance fee in the amount of twenty thousand dollars ($20,000) (the "Forbearance Fee"). Summit is hereby authorized and directed to Advance sufficient funds under the Financing Agreement to pay the Forbearance Fee in full.

c.           Inventory Financing. Section 2 Inventory Advances of the Addendum to Financing Agreement (Inventory Financing) is hereby amended and modified to provide that, in addition to any other limitations on advances based upon Acceptable Inventory, the dollar limit that outstanding advances based upon Acceptable Inventory cannot exceed shall equal the amount of advances based upon Acceptable Inventory that are outstanding as of the date of this Third Forbearance Agreement, and such dollar limit shall be reduced hereafter by eleven thousand five hundred dollars ($11,500) each week commencing on Monday, November 23, 2009, and on each Monday thereafter until February 15, 2010.

d.           Payment of Balance Owing. Client and/or Guarantors shall pay to Summit the full amount of the Balance Owing, including all interest, fees, and attorneys fees hereafter accruing, by no later than February 15, 2010.

e.           Alternative Financing. By no later than December 31, 2009, Client shall provide evidence satisfactory to Summit, in Summit's sole discretion, that Client has obtained a bona fide proposal for financing alternative to the financing provided by Summit under the Financing Documents (the "Alternative Financing"). By no later than January 31, 2010, Client shall provide evidence satisfactory to Summit, in Summit's sole discretion, that Client has obtained an approval or commitment for the Alternative Financing.

f.           Amended and Restated Dowe Guarantee. Upon the execution and delivery of this Third Forbearance Agreement, Dowe shall execute and deliver to Summit the Amended and Restated Guarantee attached hereto as Exhibit A (the "Amended and Restated Dowe Guarantee"), absolutely and unconditionally guaranteeing the obligations of Client owing under the Financing Documents.

Artisanal Cheese, LLC
11/12/2009

4.             Financing Documents. Except as expressly amended or modified by this Third Forbearance Agreement, the Financing Documents remain in full force and effect. Client hereby confirms that the security interest granted in the Financing Agreement also secures the Financing Agreement as amended by this Third Forbearance Agreement. Guarantors hereby confirm that they guarantee, pursuant to their respective Guarantees, the obligations of Client under the Financing Agreement as amended by this Third Forbearance Agreement and as set forth in their respective Guarantees.

5.             Termination of Forbearance. Summit's agreement to forbear shall automatically terminate, without any notice to Client or Guarantors or any right to cure, upon the earlier of (i) February 15, 2010, or (ii) upon the occurrence of any of the following:

a.           Breach of Third Forbearance Agreement. A breach or default by Client or Guarantors of any of the covenants or agreements set forth in this Third Forbearance Agreement.

b.           New Event of Default. The occurrence of any new Event of Default, or the occurrence of any event, which, with the passage of time or giving of notice or both, would constitute a default, breach, or event of default under the Financing Agreement.

c.           False Representation. Any representation or warranty by Client or Guarantors made hereunder is materially false, incorrect, or misleading as of the date made.

d.           Solvency. Client makes a general appointment of a trustee, receiver, or other custodian for Client's property or any part thereof, or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Client or its property or any part thereof, except as otherwise provided in this Third Forbearance Agreement.

e.           Bankruptcy. Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code, or commencement of any other bankruptcy arrangement, reorganization, liquidation, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against either Client or Guarantors.

f.           Repudiation of Third Forbearance Agreement. Client or Guarantors take any action to repudiate this Third Forbearance Agreement or this Third Forbearance Agreement shall otherwise cease to be in full force and effect other than in accordance with its terms.

g.           Third Party Exercise of Remedies; Termination of Forbearance. Any other lender or creditor, secured or unsecured, initiates the exercise of remedies against Client, Guarantors, or their affiliates to collect or enforce any obligation or indebtedness of such party, or commences any collection or foreclosure action, or alleges in writing the breach of any obligation of any Client, Guarantors, or their affiliates to such lender or creditor.

6.             Release and Waiver of Claims. Client and Guarantors each hereby release and waive any and all claims, demands, actions, causes of action, damages, costs, expenses, and other rights of any nature whatsoever, whether known or unknown, whether or not accrued, presently existing, against Summit arising out of or in any way relating to the Financing Documents, the First Forbearance Agreement, the Second Forbearance Agreement, and/or this Third Forbearance Agreement.

Artisanal Cheese, LLC
11/12/2009

7.             No Waiver of Default. Execution and delivery of this Third Forbearance Agreement and the actions contemplated herein, including, without limitation, the failure of Summit to exercise any rights and remedies at this time, do not constitute a waiver of the Existing Events of Default. Summit reserves the right to exercise, upon termination of this forbearance as provided in Section 5, any and all of its rights and remedies under the Financing Documents, at law, or in equity. Any future re-occurrence of the Existing Events of Default or any other existing or future event of default shall not be subject to or governed by this Third Forbearance Agreement. No course of dealing or delay or failure to assert any event of default shall constitute a waiver of the event of default or of any prior or subsequent event of default. Client and Guarantors should not assume or infer that Summit will waive any future event of default. Summit may, at any time hereafter, regardless of any prior course of conduct or waiver, require strict compliance with all terms and conditions of the Financing Documents.

8.             Default Under Third Forbearance Agreement. Failure of Client and/or Guarantors to timely perform any agreement or covenant provided herein or in the event any representation or warranty by Client or Guarantors provided herein is materially false or misleading, such event shall constitute a default under this Third Forbearance Agreement and an Event of Default under the Financing Agreement.

9.             Indemnification. Client and Guarantors shall jointly and severally indemnify Summit for any and all claims and liabilities, and for damages which may be awarded against or incurred by Summit, and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Summit of this Third Forbearance Agreement or any of the agreements, documents, obligations, or transactions contemplated by this Third Forbearance Agreement, but excluding any such claims based upon breach or default by Summit or gross negligence or willful misconduct of Summit.

Summit shall have the sole and complete control of the defense of any such claims. Summit is hereby authorized to settle or otherwise compromise any such claims as Summit in good faith determines shall be in its best interests.

10.           Revival. If any payment of any money to Summit by or on behalf of Client and/or Guarantors should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Summit is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of counsel for Summit is advised to do so, then, as to any such amount or property repaid or restored, including, without limitation, all reasonable costs, expenses, and attorneys fees of Summit related thereto, the liability of Client and Guarantors shall automatically be revived, reinstated, and restored and shall exist as though the voidable transfers had never been made.

11.           Authority. Each of the representatives signing this Third Forbearance Agreement on behalf of Summit, Client, and Guarantors, as the case may be, hereby represents and warrants that said representative has the authority to execute and deliver this Third Forbearance Agreement and that this Third Forbearance Agreement shall be valid, binding and enforceable in accordance with its terms as to the company, if any, for whom said representative has signed.

Artisanal Cheese, LLC
11/12/2009

12.           Ownership of Claims. Client and Guarantors each represent and warrant that it, he or she is the sole owner of the claims and actions which are waived and/or settled by this Third Forbearance Agreement, that there has been no prior assignment or transfer of those claims and actions, and that those claims and actions are not subject to any security interest, lien, or other encumbrance.

13.           Binding Effect. This Third Forbearance Agreement shall be binding upon, extend to, and inure to the benefit of the heirs, successors, and assigns of the parties hereto, to the officers, directors, employees, partners, agents and representatives of the parties hereto, and to all persons or entities claiming by, through or under any of the parties hereto.

14.           General. This Third Forbearance Agreement is made for the sole and exclusive benefit of Summit, Client, and Guarantors and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Third Forbearance Agreement.

This Third Forbearance Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Any provision of this Third Forbearance Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be unenforceable without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All references in this Third Forbearance Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

Client and Guarantors each acknowledge that by execution and delivery of this Third Forbearance Agreement, the Financing Agreement, and the Guarantees, Client and Guarantors have transacted business in the State of Utah and voluntarily submit to, consent to, and waive any defense to the jurisdiction of the courts located in the State of Utah as to all matters relating to or arising from this Third Forbearance Agreement, the Financing Agreement, and the Guarantees. THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THE FINANCING AGREEMENT, THE GUARANTEES, THIS THIRD FORBEARANCE AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY AND HEREBY. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THE FINANCING AGREEMENT, THE GUARANTEES, THIS THIRD FORBEARANCE AGREEMENT, AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY SUMMIT.

Artisanal Cheese, LLC
11/12/2009

CLIENT AND GUARANTORS EACH HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS THIRD FORBEARANCE AGREEMENT.

This Third Forbearance Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and may not be altered or amended except by written agreement signed by Summit, Client, and Guarantors. All prior and contemporaneous agreements concerning the subject matter hereof, other than the Financing Documents, are merged herein.

Dated: November __, 2009.

Summit Financial Resources, L.P.

By:
Name:
Title:

Artisanal Cheese, LLC

By:	Daniel W. Bowe
Title:	President
Name:	Daniel W. Bowe

American Home Food Products, Inc.

By:	Daniel W. Bowe
Title:	President
Name:	Daniel W. Bowe

/s/ Daniel W. Bowe
Daniel W. Bowe

Artisanal Cheese, LLC
11/12/2009